As filed with the Securities and Exchange Commission on June 24, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL INDUSTRIAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3262067 (I.R.S. Employer Identification Number)

11 Harbor Park Drive Port Washington, NY (Address of Principal Executive Offices)	11050 (Zip Code)
Global Industrial Company
Amended and Restated 2018 Employee Stock Purchase Plan
(Full Title of the Plan)

Adina G. Storch, Esq.
Senior Vice President and General Counsel
11 Harbor Park Drive
Port Washington, NY 11050
(Name and address of agent for service)

(516) 608-7000
(Telephone number, including area code, of agent for service)

With a copy to:
Todd E. Lenson, Esq.
Jordan M. Rosenbaum, Esq.
Herbert Smith Freehills Kramer (US) LLP
1177 Avenue of the Americas
New York, NY 10036
Telephone: (212) 715-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (the “Registration Statement”) is filed by Global Industrial Company (the “Registrant”) to register 500,000 shares of its common stock, par value $0.01 per share (“Common Stock”) available for issuance under the Global Industrial Company Amended and Restated 2018 Employee Stock Purchase Plan (the “Plan”), which shares are in addition to the 500,000 shares of Common Stock registered on the Registration Statement on Form S-8 with respect to the Registrant’s 2018 Employee Stock Purchase Plan filed with the Securities and Exchange Commission on August 17, 2018 (File No. 333-226902) (the “Prior Registration Statement”). The Registrant’s stockholders approved the Plan on June 1, 2026 at its 2026 Annual Meeting of Stockholders.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement related, and is submitted in accordance with General Instruction E to Form S-8 regarding the Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made a part of this Registration Statement, except as modified or supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 27, 2026;

(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 5, 2026;

(c)    The Registrant’s Current Report on Form 8-K, filed with the Commission on June 3, 2026;

(d)    The Registrant’s Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed with the Commission on April 22, 2026; and

(e)    The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on June 1, 1995, as updated by the description of the Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 17, 2022 and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus

Item 8.     Exhibits.
The Exhibits listed on the accompanying Exhibit Index are filed as part of, and incorporated by reference into, this Registration Statement.

Exhibit No.	Description

3.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-1) (Registration No. 33-92052).

3.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to the Company’s report on Form 8-K dated May 18, 1999).

3.3	Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant’s report on Form 8-K dated June 21, 2021).

3.4	Second Amended and Restated By-laws of the Registrant (effective as of June 21, 2021)(incorporated by reference to the Registrant’s report on Form 8-K dated June 21, 2021).

4.1	Global Industrial Company Amended and Restated 2018 Employee Stock Purchase Plan (incorporated by reference to Appendix A in the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 22, 2026 (File No. 001-35764)).

5.1*	Opinion of Herbert Smith Freehills Kramer (US) LLP.*

23.1*	Consent of Ernst & Young LLP*

23.2*	Consent of Herbert Smith Freehills Kramer (US) LLP (included in Exhibit No. 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 24th day of June 2026.

GLOBAL INDUSTRIAL COMPANY

By:	/s/ Thomas Clark
Name: Thomas Clark
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eric Lerner, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard B. Leeds	Executive Chairman and Director	June 24, 2026
Richard B. Leeds
June 24, 2026
/s/ Bruce Leeds	Vice Chairman and Director
Bruce Leeds
June 24, 2026
/s/ Robert Leeds	Vice Chairman and Director
Robert Leeds

/s/ Anesa T. Chaibi	Chief Executive Officer and Director	June 24, 2026
Anesa T. Chaibi	(Principal Executive Officer)

/s/ Thomas Clark	Senior Vice President and Chief Financial Officer	June 24, 2026
Thomas Clark	(Principal Financial Officer)

/s/ Thomas Axmacher	Vice President and Controller	June 24, 2026
Thomas Axmacher	(Principal Accounting Officer)

/s/Chad M. Lindbloom	Director	June 24, 2026
Chad M. Lindbloom

/s/ Gary S. Michel	Director	June 24, 2026
Gary S. Michel

/s/ Paul S. Pearlman	Director	June 24, 2026
Paul S. Pearlman

/s/ Robert D. Rosenthal	Director	June 24, 2026
Robert D. Rosenthal